QuickLinks -- Click here to rapidly navigate through this document

Exhibit 1.1

UNDERWRITING AGREEMENT

  •
  , 2006

Hostopia.com Inc. 5915 Airport Road 11th Floor Mississauga, Ontario L4V 1T1	John Nemanic c/o Hostopia.com Inc. 5915 Airport Road 11th Floor Mississauga, Ontario L4V 1T1
Colin Campbell c/o Hostopia.com Inc. 5915 Airport Road 11th Floor Mississauga, Ontario L4V 1T1	William Campbell c/o Hostopia.com Inc. 5915 Airport Road 11th Floor Mississauga, Ontario L4V 1T1
Michael Bayer c/o Hostopia.com Inc. 5915 Airport Road 11th Floor Mississauga, Ontario L4V 1T1	TELUS Corporation 12-3777 Kingsway Burnaby, British Columbia V5H 3Z7
1555706 Ontario Limited c/o Hostopia.com Inc. 5915 Airport Road 11th Floor Mississauga, Ontario L4V 1T1	Those Selling Shareholders as set-forth in Schedule III hereto

Ladies and Gentlemen:

        RBC Dominion Securities Inc., TD Securities Inc., GMP Securities L.P. and Haywood Securities Inc. (collectively, the "Underwriters") hereby offers to purchase from Hostopia.com Inc., a Delaware corporation (the "Company") and certain stockholders of the Company (the "Selling Stockholders") an aggregate of    •    shares of common stock, $0.0001 par value per share ("Common Stock") of the Company. In connection therewith and subject to the terms and conditions herein, the Company proposes to issue and sell an aggregate of    •    shares of Common Stock (the "Treasury Shares") and the Selling Stockholders propose to sell an aggregate of    •    shares of Common Stock (the "Secondary Shares" and together with the Treasury Shares, the "Firm Shares").

        The Underwriters shall also have the option (the "Over-Allotment Option") to purchase an aggregate of up to     •    additional Treasury Shares (the "Optional Shares" and together with the Firm Shares, the "Shares"), which Over-Allotment Option is exercisable at any time prior to that date which is thirty calendar days following the First Time of Delivery (as defined below).

        In consideration of the agreement of the Underwriters to purchase the Shares and to offer them to the public pursuant to the Prospectuses (as defined below), the Company in respect of the Treasury Shares and, if applicable, the Optional Shares and the Selling Stockholders in respect of the Secondary Shares, agree to pay to the Underwriters, at the Closing Time (as defined below), an aggregate of $    •    , being a fee equal to 6% of the aggregate cash proceeds received from the sale of the Shares, or $    •    per share (the "Underwriting Fee"). For certainty, the Underwriting Fee shall also be payable in connection with the Optional Shares issuable upon exercise.

DEFINITIONS

        In addition to the terms defined above and unless expressly provided otherwise, where used in this Agreement or any schedule or annex hereto, the following terms shall have the following meanings, respectively:

        "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder;

        "Agreement" means this underwriting agreement;

        "Applicable Time" means 4:30 pm (Eastern time) on the date of this Agreement;

        "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in Toronto or New York City;

        "Business IP" means collectively the Owned IP and the Licensed IP;

        "Canadian Preliminary Prospectus" shall have the meaning ascribed to such term in Section 1(b) hereof;

        "Canadian Prospectus" shall have the meaning ascribed to such term in Section 1(b) hereof;

        "Canadian Qualifying Jurisdictions" means all of the Provinces and Territories of Canada;

        "Canadian Securities Laws" means all applicable securities laws of the Canadian Securities Regulatory Authorities and the respective regulations and rules made under those securities laws together with all applicable published policy statements, blanket orders and rulings of the Canadian Securities Regulatory Authorities and all discretionary orders or rulings, if any, of the Canadian Securities Regulatory Authorities made in connection with the transactions contemplated by this Agreement;

        "Canadian Securities Regulatory Authorities" means the securities commissions or other securities regulatory authorities in each of the Canadian Qualifying Jurisdictions;

        "Closing Date" means    •    , 2006 or such other date as the Company, the Selling Stockholders and the Underwriters may agree upon in writing;

        "Closing Location" shall have the meaning ascribed to such term in Section 3;

        "Closing Time" means    •    on the Closing Date;

        "Code" means the Internal Revenue Code of 1986, as amended;

        "Commission" means the United States Securities and Exchange Commission;

        "Company's knowledge" or "knowledge of the Company" means the knowledge of the Company and its Subsidiaries;

        "Debt Instrument" means any loan, bond, debenture, credit facility, promissory note or other instrument or agreement evidencing indebtedness (demand or otherwise) or liability (whether or not contingent) for borrowed money or other liability;

        "Distribution" means "distribution" or "distribution to the public" of the Shares as those terms are defined in Canadian Securities Laws;

        "Environmental Law" shall have the meaning ascribed to such term in Section 1(rr) hereof;

        "ERISA" means Employee Retirement Income Security Act of 1974, as amended;

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder;

        "Financial Information" will have the meaning ascribed to such term in Section 5(b) hereof;

        "First Time of Delivery" shall have the meaning ascribed to such term in Section 3 hereof;

        "Governmental Authority" means any: (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, court, tribunal, arbitral body, bureau or agency, domestic or foreign; (b) any subdivision, agent, commission, board, or authority of any of the foregoing; or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, and any stock exchange or self-regulatory authority and, for greater certainty, includes the Commission, the Canadian Securities Regulatory Authorities, the TSX and Market Regulation Services Inc.;

        "Initial Registration Statement" shall have the meaning ascribed to such term in Section 1(a) hereof;

        "Intellectual Property" means any and all of the following and all proprietary, intellectual property and other rights in, arising out of or associated with:

  (i)
  all copyrights in copyrightable works, know-how and all other rights of authorship, worldwide, and all applications, registrations and renewals in connection therewith;

  (ii)
  all patents and utility models and applications therefor and all provisions, regarding issuances, continuations, continuations-in-part, divisions, revisions, supplementary protection certificates, extensions and re-examinations thereof and all equivalent or similar rights anywhere in the world in inventions and discoveries including invention disclosures;

  (iii)
  all registered and unregistered trade-marks, service marks, trade names, trade dress, trade secrets, logos, business, corporate and product names and slogans and registrations and applications for registration thereof;

  (iv)
  all World Wide Web addresses, domain names and sites and applications and registrations therefor;

        "Issuer Free Writing Prospectus" means a "free writing prospectus" as defined in Rule 405 of the Act;

        "Laws" means applicable securities laws and all other statutes, regulations, statutory rules, orders, by-laws, codes, ordinances, decrees, the terms and conditions of any grant of approval, permission, authority or license, or any judgement, order, decision, ruling, award, policy or guidelines, of any Governmental Authority, and the term "applicable" with respect to such Laws and in the context that refers to one or more persons, means that such Laws apply to such person or persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority, having jurisdiction over the person or persons or its or their business, undertaking, property or securities;

        "Licensed IP" means all Intellectual Property which the Company has the right to use pursuant to a contract with another person;

        "Losses" shall have the meaning ascribed to such term in Section 9(e) hereof;

        "Material Adverse Effect" shall have the meaning ascribed to such term in Section 1(i);

        "MRRS" means the mutual reliance review system procedures provided for under NP 43-201;

        "NP 43-201" means National Policy 43-201 — Mutual Reliance Review System for Prospectuses and Annual Information Forms;

        "Offering" means the distribution of an aggregate of    •    Shares qualified in Canada by way of a long-form prospectus filed in each of the Canadian Qualifying Jurisdictions and in the United States pursuant to an effective Registration Statement under the Act;

        "Other Financial Information" means:

  (i)
  the information contained under the headings "Summary Consolidated Financial Information" in the Prospectuses;

  (ii)
  the reconciliation of net income (loss) to EBIDTA contained in the Prospectuses; and

  (iii)
  "Management Discussion and Analysis of Financial Condition and Results of Operations" contained in the Prospectuses;

        "Owned IP" means all Intellectual Property that is owned by the Company;

        "Person" means any individual, partnership, limited partnership, limited liability company, unlimited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

        "Preferred Stock" means the Series A preferred stock of the Company as described in the Prospectuses;

        "Proprietary Rights Protection Agreement" means agreements entered into by employees and consultants of the Company in favour of the Company relating to proprietary information and assignment of inventions created on behalf of the Company;

        "Prospectuses" means collectively, the Canadian Prospectus and the U.S. Prospectus;

        "RBC" means RBC Dominion Securities Inc.;

        "Registration Rights Agreement" means the registration rights agreement dated December 27, 2001 among the Company, certain of the Selling Stockholders and others;

        "Registration Statement" shall mean the registration statement referred to in Section 1(a) hereof, including exhibits and financial statements;

        "Reviewing Authority" shall have the meaning ascribed to such term in Section 1(b) hereof;

        "Rule 462(b) Registration Statement" shall have the meaning ascribed to such term in Section 1(a);

        "Second Time of Delivery" shall have the meaning ascribed to such term in Section 3 hereof;

        "Services" means the web hosting, e-mail, applications, domain name and electronic commerce services provided by the Company which are accessible to end-users and clients through the System;

        "Stockholders Agreement" means the stockholders agreement dated December 27, 2001 among the Company, certain of the Selling Stockholders and others;

        "Software" means any software currently available or under development by the Company for commercial applications and used or usable in connection with the provision of the Services;

        "Subsidiary" and collectively the "Subsidiaries" means the corporations listed in Schedule "II" hereto;

        "System" means the servers, telecommunication connections and all related hardware, Software, data storage and network interface connections and other such items, owned, operated or leased by the Company and used in connection with the provision of the Services;

        "Tax Act" means the Income Tax Act (Canada) and the regulations promulgated thereunder, as amended from time to time;

        "Technology" means any and all of the following: (i) works of authorship including computer programs, source code and executable code, whether embodied in software, firmware, documentation, designs, methods, techniques, processes, files, industrial models, schematics, specifications, net lists, build lists, records and data or otherwise (including all releases, versions, corrections, updates, modifications, additions, replacements, improvements and enhancements thereof or that are incorporated therein); (ii) inventions (whether or not patentable), improvements and enhancements; (iii) proprietary and confidential business and technical information, including technical data, trade secrets, ideas, research and development and know how; (iv) databases, data compilations and collections and technical data; and (v) all documentation relating to the foregoing, including installation manuals, operator's manuals, system manuals, user manuals, conversion and other materials, printout specifications, system test data and error message listings, together with all updates thereto;

        "Time of Delivery" shall have the meaning ascribed to such term in Section 3 hereof;

        "TSX" means the Toronto Stock Exchange;

        "U.S. Preliminary Prospectus" means any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act; and

        "U.S. Prospectus" means the final prospectus, in the form first filed with the Commission pursuant to Rule 424(b) under the Act referred to in Section 1(a) hereof.

TERMS AND CONDITIONS

1.
Representations and Warranties of the Company.    The Company represents and warrants to, and covenants with, each of the Underwriters that:

(a)
A registration statement on Form S-1 (File No. 333-135533) together with amendments to the Registration Statement (collectively, the "Initial Registration Statement") in respect of the Shares has been filed with the Commission; the Initial Registration Statement and any post-effective amendment thereto delivered, each in the form heretofore delivered to the Underwriters, and, excluding exhibits thereto, to the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Act, which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "U.S. Prospectus";

  (b)
  A preliminary prospectus, together with amendments thereto, has been filed with the Canadian Securities Regulatory Authorities in each of the Canadian Qualifying Jurisdictions, in each case in the English and French languages, pursuant to NP 43-201, including with the Ontario Securities Commission (the "Reviewing Authority") which has been notified that it has been selected as the principal regulator pursuant to NP 43-201, in compliance with the Canadian Securities Laws; preliminary decision documents under the MRRS, evidencing that preliminary receipts of the Canadian Securities Regulatory Authorities in each of the Canadian Qualifying Jurisdictions have been issued in respect of such preliminary prospectus, no other document with respect to such preliminary prospectus, or amendment thereto, has heretofore been filed or transmitted for filing with the Canadian Securities Regulatory Authorities (the preliminary prospectus in the English and French languages, as the same may have been amended, filed with the Reviewing Authority being hereinafter called the "Canadian Preliminary Prospectus" and the final prospectus in the English and French languages, filed with the Reviewing Authority and for which a final MRRS decision document is obtained, being hereinafter called the "Canadian Prospectus");

  (c)
  The Company covenants with the Underwriters that it will, by no later than 5:00 p.m. (Toronto time) on the Business Day after the execution and delivery of this Agreement (or such later date as may be determined by the Underwriters in their sole discretion) prepare and file the Canadian final prospectus with the Reviewing Authority and shall have obtained, pursuant to NP 43-201, a final MRRS decision document evidencing the issuance of and by the Canadian Securities Regulators of receipts for the final prospectus in accordance with NP 43-201;

  (d)
  No order suspending the distribution of the Shares or the use of any U.S. Preliminary Prospectus, any Issuer Free Writing Prospectus or any Canadian Preliminary Prospectus has been issued or, to the knowledge of the Company, threatened to be issued by the Commission or any Canadian Securities Regulatory Authority;

  (e)
  Each U.S. Preliminary Prospectus and Canadian Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder or the requirements of Canadian Securities Laws, as applicable, and, in the case of the U.S. Preliminary Prospectus, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, in the case of the Canadian Preliminary Prospectus, was true and correct in all material respects and contained no misrepresentation (as that term is defined under Canadian Securities Laws), and constituted full, true and plain disclosure of all material facts relating to the Company and its Subsidiaries and the Shares; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through RBC expressly for use therein;

  (f)
  The U.S. Preliminary Prospectus and the Canadian Preliminary Prospectus as supplemented by any Issuer Free Writing Prospectuses as of the Applicable Time, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement or the Prospectuses and each such Issuer Free Writing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through RBC expressly for use therein;

  (g)
  The Registration Statement conforms, and the Prospectuses and any further amendments or supplements to the Registration Statement and the Prospectuses will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and the requirements of Canadian Securities Laws, as applicable; and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the U.S. Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Canadian Prospectus and any amendment or supplement thereto, as of the applicable filing date, is and will be true and correct in all material respects and contains no misrepresentation (as that term is defined under Canadian Securities Laws), constitutes and will constitute full, true and plain disclosure of all material facts relating to the Company and its Subsidiaries and the Shares as required by Canadian Securities Laws; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through RBC expressly for use therein;

  (h)
  The minute books of the Company and each of the Material Subsidiaries provided to counsel to the Underwriters contain copies of all constating documents and all proceedings of securityholders and directors (and committees thereof) (or drafts pending the approval thereof) and are complete in all material respects.

  (i)
  None of (i) the Company, or (ii) any of the Subsidiaries, owns, directly or indirectly, more than 50% of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, unlimited liability company, partnership, joint venture or other legal entity) which has sustained since the date of the latest audited financial statements included in the Prospectuses any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectuses; and, since the respective dates as of which information is given in the Registration Statement and the Prospectuses, there has not been any change in the capital stock or long-term debt of the Company or any material adverse change in the capital stock or long-term debt of any of the Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries, taken as a whole, in each case otherwise than as set forth or contemplated in the Prospectuses;

  (j)
  Except as would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the current or future business, prospects, consolidated financial position, shareholders' equity or results of operations of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect"); the Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectuses or such as do not affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries; any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries; the buildings, improvements and other structures located on such real property or held pursuant to such leases, and the operation and maintenance thereof, as now operated and maintained, comply with all applicable laws and regulations, municipal or otherwise;

  (k)
  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectuses, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

  (l)
  Each Subsidiary (which includes all significant subsidiaries of the Company as such term is defined in Rule 1-02(w) of Regulation S-X, as promulgated by the Commission) has been duly incorporated or organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no liability or disability by reason of the failure to be so qualified in any such jurisdiction;

  (m)
  The Company has an authorized capitalization as set forth in the Prospectuses, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Common Stock and the Preferred Stock as contained in the Prospectuses; all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and, except as set forth in the Prospectuses, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, Common Stock are outstanding;

  (n)
  The Shares have been approved for listing on the TSX, subject only to compliance with minimum distribution requirements and the Company providing to the TSX certain required routine documentation; the form and the terms of the Common Stock have been approved and adopted by the board of directors of the Company and do not conflict with any applicable laws or the rules of the TSX;

  (o)
  This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms subject to applicable bankruptcy and insolvency laws and laws affecting the enforcement of creditors rights generally and except to the extent rights to indemnity are limited by U.S. federal and state laws;

  (p)
  The issue and sale of the Shares and the execution and delivery by the Company of, and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Debt Instrument, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, affect the ability of the Company to consummate the transactions herein contemplated or reasonably be expected to have a Material Adverse Effect, (ii) result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets, except for such violations that would not, individually or in the aggregate, affect the ability of the Company to consummate the transactions herein contemplated or reasonably be expected to have a Material Adverse Effect; or (iii) result in any violation of the provisions of the charter, articles or by-laws of the Company or any of the Subsidiaries; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement except (w) the registration of the Shares under the Act, (x) the issue of a final MRRS decision document in respect of the Canadian Prospectus, (y) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or to list the Shares on the TSX, and (z) such consents, approvals, authorizations, registrations or qualifications that would not, individually or in the aggregate, affect the ability of the Company to consummate the transactions herein contemplated or reasonably be expected to have a Material Adverse Effect;

  (q)
  Except as described in the Prospectuses, the Company or the Subsidiaries have acquired (i) all of the title or rights to usage to the properties and other assets (tangible and intangible) constituting the Company's business and assets as described in the Prospectuses and (ii) all of the capital stock of the Subsidiaries are, in each case, free and clear of all liens, charges and encumbrances;

  (r)
  The Treasury Shares and the Optional Shares have been duly and validly authorized, and when issued and delivered against payment therefor as provided in the Prospectuses, will be duly and validly issued and fully paid and non-assessable;

  (s)
  The information set forth in the Prospectuses under the caption "Capitalization" and "Description of Capital Stock" is true and correct. All of the Shares when issued, will conform to the description thereof contained in the Prospectuses. Immediately after the issue and sale of the Shares to the Underwriters, no Shares of Preferred Stock of the Company shall be issued and outstanding and no holder of any shares of capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company shall have any existing or future right to acquire any shares of Preferred Stock of the Company;

  (t)
  The Secondary Shares have been duly and validly authorized and issued and are fully paid and non-assessable;

  (u)
  There is not, in the constating documents, by-laws or in any Debt Instrument, agreement, mortgage, note, debenture, indenture or other instrument or document to which the Company is a party, any restriction upon or impediment to, the declaration of dividends by the directors of the Company or the payment of dividends by the Company to the holders of its Common Stock;

  (v)
  Neither the Company nor any of the Subsidiaries is in violation of its charter, articles, by-laws or other organizational documents;

  (w)
  Neither the Company nor any of the Subsidiaries, nor to the best of the Company's knowledge, information and belief, any other person, is in default in any material respect in the observance or performance of any term, covenant or obligation to be performed by the Company or any of the Subsidiaries or such other person under any Debt Instrument, indenture, mortgage, deed, lease, contract, agreement, or arrangement to which the Company or any of the Subsidiaries is a party or otherwise bound and all such contracts, agreements or arrangements (including all joint venture agreements) are in good standing, and no event has occurred which with notice or lapse of time or both would constitute such a default by the Company, a Subsidiary or, to the best of the Company's knowledge, information and belief, any other party;

  (x)
  The statements set forth in the Prospectuses under the captions "Description of Capital Stock", "Certain U.S. Federal Tax Considerations for Non-U.S. Holders" and "Underwriting" and, in the case of the Canadian Prospectus, under the caption "Certain Canadian Federal Income Tax Consequences for Canadian Resident Holders", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate summaries in all material respects;

  (y)
  There are no legal or governmental proceedings or investigations ongoing or threatened to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are pending or contemplated by governmental authorities or by others;

  (z)
  The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended;

  (aa)
  At the time of filing the Initial Registration Statement the Company was not, and the Company is not, an "ineligible issuer" as defined under Rule 405 under the Act;

  (bb)
  The Company does not have any outstanding debt securities that are rated by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act;

  (cc)
  KPMG LLP, who have audited the consolidated financial statements of the Company and the Subsidiaries and delivered their report with respect to the audited consolidated financial statements included in the Prospectuses, (i) have been the Company's auditors for the past five years and (ii) are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the Public Company Accounting Oversight Board (United States);

  (dd)
  There has not been a difference of opinion between personnel of the Company and the personnel of KPMG LLP, where such difference of opinion: (i) would have resulted in a reservation in KPMG LLP's audit report on the Company's financial statements if the difference of opinion had not been resolved to KPMG LLP's satisfaction, not including a difference of opinion based on incomplete or preliminary information that was resolved to the satisfaction of KPMG LLP upon the receipt of further information; or (ii) would have resulted in a qualified or adverse communication or denial of assurance in respect of KPMG LLP's review of the Company's interim financial statements if the difference of opinion had not been resolved to KPMG LLP's satisfaction, not including a difference of opinion based on incomplete or preliminary information that was resolved to the satisfaction of KPMG LLP upon the receipt of further information;

  (ee)
  There has not been any "reportable event" (within the meaning of National Instrument 51-102 of the Canadian Securities Administrators) with KPMG LLP or any prior auditor of the Company;

  (ff)
  The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

  (gg)
  Since the date of the latest audited financial statements included in the Prospectuses, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting;

  (hh)
  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and the Subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

  (ii)
  The audited consolidated historical financial statements of the Company included in the Prospectuses and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and Canadian Securities Laws, have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption "Selected Consolidated Financial Information" in the Prospectuses and the Registration Statement fairly present in all material respects, on the basis stated in the Prospectuses and the Registration Statement, the information included therein;

  (jj)
  The Other Financial Information fairly presents in all material respects the matters referred to therein and the assumptions used in the preparation of such information are reasonable and the adjustments used therein are appropriate to give effect to the matters referred to therein;

  (kk)
  No material labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the Company's knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries' principal suppliers, contractors or distributors, in either case that would reasonably be expected to have a Material Adverse Effect;

  (ll)
  all material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal or state pension plan premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of the Company or the Subsidiaries;

  (mm)
  The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

  (nn)
  There are no business relationships, related-party transactions or off-balance sheet transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Prospectuses which have not been described as required;

  (oo)
  Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, employee or other person acting on behalf of the Company or any of the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful payment including any bribe, rebate, payoff, influence payment or kickback;

  (pp)
  Except for such matters that would not, individually or in the aggregate, have a Material Adverse Effect, (i) the operations of the Company and the Subsidiaries are, and have at all times been, in compliance with any and all applicable and material statutes, orders, ordinances, rules, regulations and common law requirements and standards relating to occupational health and safety, the environment, hazardous or toxic substances (including, but not limited to, asbestos), wastes, pollutants or contaminants ("Environmental Law"); (ii) the Company and its Subsidiaries have all licenses, permits and authorizations required under Environmental Law for the operation of their business and are in compliance with all terms and conditions of such licenses, permits and authorizations; (iii) there is no pending or, to the best knowledge of the Company, threatened claim, litigation notice or administrative agency proceeding that: (A) alleges a violation of any Environmental Law, statute, order, regulation, ordinance or decree by the Company or any such Subsidiary; (B) alleges that the Company or any such Subsidiary is a liable party or requires the Company or any such Subsidiary to take action under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §9601 et seq., or any other local, provincial, state or federal Environmental Law; (C) alleges possible contamination of the environment relating to any property owned or operated by the Company or any such Subsidiary; or (D) alleges liability for personal injury or property damage relating to the manufacture, sale or distribution of any product containing any substance regulated under any Environmental Law; and (iv) there are no other circumstances or conditions known to the Company or any of its Subsidiaries that would reasonably be expected to result in claims or liability pursuant to any Environmental Law;

  (qq)
  Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect: each employee benefit plan, within the meaning of Section 3(3) of the ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates controlled by the Company for employees or former employees of the Company and its affiliates controlled by the Company has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan (and plan of an ERISA affiliate under Section 414 of the Code) that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions;

  (rr)
  The Company and the Subsidiaries own or have licensed all material Intellectual Property and Technology currently used in their products, the Services and their business. To the knowledge of the Company and the Subsidiaries, there is no material Intellectual Property or Technology necessary for the continued development or provision of the Services as currently contemplated or for their business as currently operated which the Company or the Subsidiaries will be unable to develop internally on a commercially reasonable basis or which will not be available to the Company or the Subsidiaries subject to the negotiation of reasonable commercial licenses or other agreements;

  (ss)
  With respect to the Intellectual Property:

  (i)
  other than as described in the Prospectuses, the Company and the Subsidiaries own all right, title and interest in and to the Owned IP free and clear of any liens and encumbrances and have sole and exclusive rights (and are not contractually obligated to pay any compensation to any other person in respect thereof) to the use thereof and the material covered thereby. To the knowledge of the Company and the Subsidiaries, the Owned IP does not contain, embody or use, or require for its full and proper operation, any Intellectual Property or Technology owned by another person (except for Licensed IP);

  (ii)
  the Company and the Subsidiaries have the right to use and exploit the Licensed IP, and each contract with respect to the Licensed IP is valid and subsisting and in good standing and there is no default thereunder. The Company and the Subsidiaries have the right to exploit, sell, license and sub-license the Licensed IP currently incorporated in or distributed with the Services and the System to the current and proposed end-users thereof, and do not anticipate any material difficulties with securing rights to exploit, sell, license and sub-license Intellectual Property or Technology required from third parties with respect to services currently under development or contemplated to be developed. No such proposed sale, license, sublicense or distribution would result in any breach, modification, cancellation, termination or suspension of the Company's or the Subsidiaries' rights in respect of any of the Licensed IP or require the consent of any person. Alternative sources of supply for all Licensed IP are readily available on commercially reasonable terms;

    (iii)
    to the knowledge of the Company and the Subsidiaries, neither the Business IP, nor the Services, the System, or the Software, nor any other product or service currently or contemplated to be developed, manufactured, produced or used by the Company and the Subsidiaries, infringes upon any of the Intellectual Property or the Technology owned or held by any other person. None of the Company or the Subsidiaries, or to the knowledge of the Company, its directors, officers or employees has ever received any charge, complaint, claim, demand, or notice alleging any interference, infringement, misappropriation or violation with respect to any Business IP (including any claim the Company and the Subsidiaries and/or such persons must license or refrain from using any Intellectual Property or Technology of a third party), nor does the Company or the Subsidiaries know of any valid grounds for any bona fide claims in that regard;

    (iv)
    no Owned IP, and to the knowledge of the Company and the Subsidiaries, no Licensed IP, is subject to any outstanding lien, judgment, ruling, order, writ, decree, stipulation, injunction or determination by any governmental authority, nor is there (or has there been) any pending or, to the knowledge of the Company and the Subsidiaries threatened, action, suit, proceeding, appeal, claim, arbitration, mediation, alternative dispute resolution procedure, inquiry or investigation relating to any Business IP or the ownership, use, enforceability or validity thereof (including any interference, reissue, re-examination or opposition proceeding or proceeding contesting the rights of the Company and the Subsidiaries to any Owned IP);

    (v)
    to the knowledge of the Company and the Subsidiaries, there is no unauthorized use, infringement or misappropriation of any Business IP by any party or person. Except as disclosed in the Prospectuses, the Company and the Subsidiaries have not covenanted or agreed with any person not to sue or otherwise enforce any legal rights with respect to any of the Business IP;

    (vi)
    other than as disclosed in the Prospectus and other than in the ordinary course of business, the Company and the Subsidiaries have not, since the date of their respective incorporation, authorized any person to use, or granted any option to acquire any rights to or licenses to use, or sold, assigned or otherwise transferred, any of the Business IP;

    (vii)
    the Owned IP has not been used or enforced, or failed to be used or enforced, in a manner that would result in the non-renewal, modification, abandonment, cancellation or unenforceability thereof. To the Company's and the Subsidiaries' knowledge, all of the Owned IP is in compliance in all material respects with all applicable laws (including payment of filing, examination, and maintenance fees and proofs of working or use.) The Company or the Subsidiaries have obtained valid patent assignments from each of the inventors of the patents which are comprised in the Owned IP;

    (viii)
    the Company and the Subsidiaries have taken all commercially reasonable steps (including measures to protect secrecy and confidentiality) to protect the Company's right, title and interest in and to all Business IP. All employees of the Company and the Subsidiaries who have or have had access to confidential or proprietary information of the Company and the Subsidiaries have a legal obligation of confidentiality to the Company and the Subsidiaries with respect to such information;

    (ix)
    true and complete copies of the confidentiality and non-disclosure agreements executed by the employees of the Company have been delivered to the Underwriters or counsel to the Underwriters. No disclosure of the Business IP has been made by the Company or its Subsidiaries in a manner that would prevent the Company and the Subsidiaries or their successors in interest, if any, from obtaining a patent in respect of any Business IP that would otherwise be susceptible to patent;

    (x)
    all of the Owned IP was developed by employees or independent contractors of the Company or the Subsidiaries during the time they were employed or engaged by the Company or the Subsidiaries as software, hardware or IT developers. Each current employee and independent contractor of the Company or the Subsidiaries has duly executed and delivered to the Company or the Subsidiaries a Proprietary Rights Protection Agreement on or before his, her or its first day of service to the Company or the Subsidiaries, which Proprietary Rights Protection Agreements effect the assignment, without additional consideration, to the Company of all Intellectual Property and Technology conceived or reduced to practice during the course of such persons' employment or engagement with the Company or the Subsidiaries, and provide that such persons have waived all non-assignable rights (including moral rights) therein. The Company and the Subsidiaries are not aware of any breach of any of the Proprietary Rights Protection Agreements. No current or former officer, employee or independent contractor of the Company and the Subsidiaries owns or has claimed an interest in any Owned IP; and to the best of the knowledge of the Company and the Subsidiaries, any Licensed IP; and

    (xi)
    the Company and the Subsidiaries are not a party to or bound by any agreement or other obligation whatsoever that limits or impairs its ability to use or to sell, transfer, assign, convey or license, or that otherwise affects the Company's and the Subsidiaries' use of the Business IP;

  (tt)
  with respect to the Services, the System and the Software of the Company and the Subsidiaries:

  (i)
  the Services, the System and the Software have been developed in compliance in all material respects with all applicable federal, state, provincial and local laws and regulations;

  (ii)
  the Services, the System and the Software are free from significant errors or material defects in materials or workmanship and operate in substantial conformity with their specifications and/or user documentation and other descriptions and standards applicable thereto provided by the Company and the Subsidiaries and, to the best of the Company's knowledge, do not contain any disabling code, contaminant, virus, timer, clock, counter or other limiting design, instruction or routine, that would erase data, programming or become inoperable or otherwise incapable of being used in the full manner in all material respects for which it was designed and created;

  (iii)
  the Company and the Subsidiaries have in place appropriate disaster recovery plans, procedures and facilities and have taken all commercially reasonable steps to safeguard the System and the Software (including maintaining backups in a secure location and maintaining appropriate technical and user documentation in respect thereof) and to restrict unauthorized access thereto; and

  (iv)
  the Company and the Subsidiaries have not received any valid complaints or notices from its customers or end-users that either the Services, the System or the Software are defective;

  (uu)
  No material customer, material supplier of bandwidth or material service provider or contractor of the Company and the Subsidiaries have given notice to the Company and the Subsidiaries that it wishes to terminate, cancel, materially modify or change its business relationship with the Company and the Subsidiaries, and the Company and the Subsidiaries have no reason to believe that the benefits of any business relationship with any of its material customers, material suppliers and material service providers and contractors will not continue after the date hereof in substantially the same manner as prior to the date hereof as a consequence of the completion of the Offering;

  (vv)
  The Company and each of the Subsidiaries owns, possesses or has obtained all material licenses, permits, certificates, consents, orders, approvals, franchises and other authorizations from, and has made all material declarations and filings with, all federal, provincial, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to provide the Services and to carry on its business as conducted as of the date hereof, and neither the Company nor any of the Subsidiaries has received any actual notice or has any knowledge of any existing or, to the Company's knowledge, threatened proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval, franchise or other authorization; and the Company and each of the Subsidiaries is in compliance in all material respects with all laws and regulations relating to the conduct of its business as conducted as of the date hereof;

  (ww)
  The Company and the Subsidiaries have paid all federal, provincial, state, local and foreign taxes and filed all tax returns required to be filed through the date hereof; there is no material tax deficiency that has been asserted or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or any of their respective properties or assets that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;

  (xx)
  No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company;

  (yy)
  The statistical and market-related data included in the Registration Statement and the Prospectuses are based on or derived from sources that are believed by the Company to be reliable in all material respects and such data are accurately reproduced in the Prospectuses; and

  (zz)
  The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their business and the value of their properties, and is consistent, in terms of coverage, with insurance maintained by companies of a comparable size in comparable businesses.

  (aaa)
  The Company and the Subsidiaries are not aware of any legislation, or proposed legislation published by a legislative body in Canada, the United States, United Kingdom and Ukraine, which it anticipates will materially and adversely affect the business, affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Company or the Subsidiaries;

  (bbb)
  The Company is not, nor are any of the Subsidiaries, party to or bound or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of the Company or any of the Subsidiaries to compete in any line of business, transfer or move any of their assets or operations or which materially or adversely affects the business practices, operations or condition of the Company and the Subsidiaries, taken as a whole;

  (ccc)
  Other than the Company and the Selling Stockholders, there is no person that is or will be entitled to the proceeds of this Offering under the terms of any debt instrument, mortgage, note, indenture, contract, instrument or lease agreement (written or unwritten);

  (ddd)
  Equity Transfer & Trust Company has been appointed the registrar and transfer agent in Canada for the common shares of the Company at its principal transfer office in the city of Toronto, Ontario;

  (eee)
  Other than the Underwriters pursuant to this Agreement, there is no person acting or purporting to act at the request of the Company who is entitled to any brokerage, agency or other fiscal advisory or similar fee in connection with the transactions contemplated herein;

  (fff)
  None of the Company or the Subsidiaries is party to any Debt Instrument or has any material loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at arm's length with them; and

  (ggg)
  No proceedings have been taken, instituted or, to the knowledge of the Company, are pending for the dissolution or liquidation of the Company or the Subsidiaries.

2.
Representations, Warranties and Covenants of the Selling Stockholders.    Each of the Selling Stockholders hereby severally represents, warrants and covenants to the Underwriters, and acknowledges that each of them is relying upon such representations and warranties in purchasing the Secondary Shares, that:

(i)
(A)    if the Selling Stockholder is an individual, the Selling Stockholder has attained the age of majority, is legally competent and has full authority to enter into, execute and deliver this Agreement, to sell, assign, transfer and deliver the Secondary Shares, to take all actions required pursuant to this Agreement and to otherwise perform and comply with the Selling Stockholder's obligations herein;

(B)    if the Selling Stockholder is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction and has all requisite corporate power and authority and has taken all requisite corporate action to enter into, execute and deliver this Agreement and to sell, assign, transfer and deliver the Secondary Shares to be sold by it, to take all actions required pursuant to this Agreement and to otherwise perform and comply with its obligations hereunder;

(C)    if the Selling Stockholder is a partnership, syndicate or other form of unincorporated organization, it has all requisite power and authority and has taken all requisite action to execute and deliver this Agreement and to sell, assign, transfer and deliver the Secondary Shares, to be sold by it, to take all actions required pursuant to this Agreement and to otherwise perform and comply with its obligations hereunder;

(ii)
at the Closing Time, all of the Secondary Shares being sold by such Selling Stockholder to the Underwriters hereunder will be owned by the Selling Stockholder as the sole registered and beneficial owner, with good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances, demands or other restriction on transfer of any kind whatsoever;

(iii)
no Person has any agreement, option, commitment, right or privilege (whether by law, pre-emptive or contractual) entitling such Person or entity to, or which is capable of becoming an entitlement, option or agreement for the purchase from any of the Selling Stockholder of any of the Secondary Shares or any interest therein;

(iv)
the Selling Stockholder has no reasonable grounds to believe that the Company is in default of Canadian Securities Laws or the Act;

  (v)
  at the Closing Time, all consents, approvals, permits, authorizations or filings as may be required by the Selling Stockholder under applicable securities laws necessary for the execution and delivery of this Agreement, the sale of the Secondary Shares and otherwise carry out the Selling Stockholder's obligations under this Agreement;

  (vi)
  each of the execution and delivery of this Agreement and the performance by the Selling Stockholder of the Selling Stockholder's obligations hereunder and the sale of the Secondary Shares do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, as applicable: (A) any statute, rule or regulation applicable to the Selling Stockholder; (B) the constating documents and by-laws of the Selling Stockholder, if it is not an individual; (C) any Debt Instrument, agreement, mortgage, indenture, contract, instrument, lease or other document to which any Selling Stockholder is a party or by which it is bound, including the Registration Rights Agreement and the Stockholders Agreement; or (D) any judgment, decree or order binding the Selling Stockholder or its property or assets;

  (vii)
  other than the Underwriters, there are no Persons acting or, to the best of the Selling Stockholder's knowledge, purporting to act at the request of or on behalf of the Selling Stockholder that are entitled to any brokerage or finder's fee in connection with the sale of the Secondary Shares);

  (viii)
  other than the Stockholders Agreement, the Selling Stockholder is not a party to any agreement which in any manner affects the voting control or disposition of its Secondary Shares;

  (ix)
  there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending, or to the knowledge of the Selling Stockholder, threatened against or affecting the Selling Stockholder at law or in equity or before any governmental or regulatory authority which would affect the ability of the Selling Stockholder to complete the sale of Secondary Shares and otherwise carry out his or its obligations contemplated by this Agreement;

  (x)
  the Selling Stockholder is not in breach of any laws of any kind whatsoever the failure to comply with which could affect the ability of the Selling Stockholder to complete the sale of Secondary Shares and otherwise carry out his or its obligations under this Agreement;

  (xi)
  the Selling Stockholder has not taken and will not take, directly or indirectly, any action designed or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

  (xii)
  this Agreement has been duly authorized, executed and delivered by the Selling Stockholder and constitutes a valid and binding obligation of the Selling Stockholder enforceable against the Selling Stockholder in accordance with its terms;

  (xiii)
  in making the decision to sell the Secondary Shares, the Selling Stockholder did not rely on any material information concerning the Company and its Subsidiaries, which has not been publicly disclosed, which, if such information were made publicly available, could have or reasonably be expected to have a material effect on the price of the Shares;

  (xiv)
  the information relating to the Selling Stockholder contained under the heading "Principal and Selling Stockholders" in the Prospectuses is, on the date hereof, and on the Closing Date will be true and correct, constitutes full, true and plain disclosure of all material facts relating thereto and does not and will not include any untrue statement of a material fact or omit to state a material fact that is required to be stated or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made;

  (xv)
  the Selling Stockholder has entered into a lock-up agreement in respect of the Common Stock and securities exercisable for common stock which do not constitute Secondary Shares, as described in the Prospectuses and such lock-up agreement is in full force and effect;

  (xvi)
  the Selling Stockholder shall notify RBC in writing prior to the Closing Time in the event that it is or becomes aware that any of its representations and warranties contained in this Agreement are not or are no longer true and correct;

  (xvii)
  the sale, transfer and delivery of the Secondary Shares to the Underwriters by the Selling Stockholder will be completed in accordance with the terms of the Stockholders Agreement; and

  (xviii)
  the Selling Stockholder (unless the Selling Stockholder is    •    or    •    ) is not a non-resident of Canada for the purposes of the Tax Act.

3.
Purchase and Sale.    Subject to the terms and conditions herein, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase    •    Treasury Share from the Company and    •    Secondary Shares from the Selling Shareholders at the price of $    •     per Share.

  The Company hereby grants to the Underwriters the right to purchase at their election up to    •    Optional Shares, at the purchase price for the purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice to the Company, given within a period of 30 calendar days after the Closing Date, substantially in the form set forth as Annex IV hereto, setting forth the aggregate number of Optional Shares to be purchased; and (ii) the date on which such Optional Shares are to be delivered.

  The Shares to be purchased by each Underwriter hereunder will be delivered by or on behalf of the Company and the Selling Shareholders to RBC for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of same-day funds to the accounts specified by the Company to RBC at least forty-eight hours in advance by causing CDS to credit the Shares to the account of RBC at CDS. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 8:00 a.m., Toronto time, on     •    , 2006 or such other time and date as RBC and the Company may agree upon in writing, provided that in no event shall such date be later than     •    , 2006, and, with respect to the Optional Shares,    •     a.m., Toronto time, on the date specified by RBC in the written notice given by RBC of the Underwriters' election to purchase such Optional Shares, or such other time and date as RBC and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

  The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto will be delivered at the offices of Gowling Lafleur Henderson LLP, 1 First Canadian Place, Suite 1600, 100 King Street West, Toronto, Ontario M5X 1G5 (the "Closing Location"), and the Shares will be delivered at the office of CDS or its designated custodian, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., Toronto time, on the Business Day prior to the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

4.
Offering by Underwriters.    Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectuses.

5.
Covenants of the Company.    The Company covenants and agrees with each of the Underwriters:

(a)
To make no amendment to the Registration Statement, U.S. Prospectus or Canadian Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment to the U.S. Prospectus or Canadian Prospectus or any amended U.S. Prospectus or Canadian Prospectus has been filed and to furnish you copies thereof (including, in the case of any amended Canadian Prospectus, in the English and French languages) and to deliver to the Underwriters all signed and certified copies of any such amended Canadian Prospectus in the English and French languages along with all documents similar to those referred to in sub-sections 5(b)(i), (ii), (iii) and (iv) and such other documents as the Underwriters may reasonably request; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission or any of the Canadian Securities Regulatory Authorities of any stop order or of any order preventing or suspending the use of any preliminary prospectus or prospectus or having the effect of ceasing or suspending the distribution of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any written communication received by the Company from any Canadian Securities Regulatory Authority, the TSX or any Governmental Authority or of any request by the Commission or any of the Canadian Securities Regulatory Authorities for the amending or supplementing of the Registration Statement, U.S. Prospectus or Canadian Prospectus, as applicable, or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus or prospectus or ceasing or suspending the distribution of the Shares or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

  (b)
  To deliver to the Underwriters contemporaneously, as nearly as practicable, with the execution and delivery of this Agreement: (i) a copy of the Canadian Preliminary Prospectus and the Canadian Prospectus in each of the French and English language signed and certified as required by Canadian Securities Laws in each of the Canadian Qualifying Jurisdictions; (ii) a copy of all such documents and certificates that were or will be filed with the Canadian Preliminary Prospectus and the Canadian Prospectus under Canadian Securities Laws; (iii) an opinion of the auditors of the Company, KPMG LLP, (or other accountants affiliated with the auditors of the Company, KPMG LLP, reasonably acceptable to the Underwriters) addressed to the Underwriters and their counsel, in form and substance satisfactory to the Underwriters and their counsel, to the effect that the French language version of the following sections of the Canadian Preliminary Prospectus and the Canadian Prospectus: (A) "Summary Consolidated Financial Information", appearing in the Prospectus Summary; (B) "Capitalization"; (C) "Selected Consolidated Financial Information"; (D) "Management's Discussion and Analysis of Financial Condition and Results of Operations"; (E) Auditor's Consent of KPMG LLP; (F) Index to Consolidated Financial Statements; and (G) audited or unaudited consolidated financial statements included in the Canadian Preliminary Prospectus or the Canadian Prospectus of the Company and Subsidiaries, together with the notes thereto and the Report of Independent Registered Public Accounting Firm thereon; (all of the foregoing collectively referred to as the "Financial Information") are, in each case, in all material respects a complete and proper translation of the English language version thereof; (iv) an opinion of Gowling Lafleur Henderson LLP, addressed to the Underwriters and their counsel in form and substance satisfactory to the Underwriters and their counsel, to the effect that, except for the Financial Information, the French language version of each of the Canadian Preliminary Prospectus and the Canadian Prospectus is in all material respects a reasonable and proper translation of the English language version thereof and is not susceptible of any materially different interpretation with respect to any material matter contained therein; (v) a letter from the TSX advising the Company that approval of the listing of the Shares has been granted by the TSX, subject to the satisfaction of certain usual conditions set out therein; and (vi) a "long form" comfort letter of KPMG LLP dated the date of the Prospectus (with the requisite procedures to be completed by such auditors no earlier than two Business Days prior to the date of the Prospectus) in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters, counsel and the directors of the Company containing statements and information ordinarily included in "comfort letters" to Underwriters in connection with an initial public offering of securities, with respect to certain financial information relating to the Company in the Prospectus which letter shall be in addition to the auditor's reports contained in the prospectus and the auditor's comfort letters addressed to the Canadian Securities Regulators. The deliveries set forth in (i) shall also constitute the Company's consent to the Underwriters' use of the Canadian Prospectus for the distribution of the Shares in the Canadian Qualifying Jurisdictions in compliance with the provisions of this Agreement;

  (c)
  Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such U.S. and Canadian jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction (except a Form 41-501F3 — Issuer Form of Submission to and Appointment of Agent for Service of Process) or to subject itself to taxation for doing business in any jurisdiction;

  (d)
  Prior to 1:00 p.m., Toronto time, on the Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the U.S. Prospectus and Canadian Prospectus, in the English and French languages in Toronto, each in such quantities and delivery locations as may reasonably be requested by the Underwriters, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to (with respect to the U.S. Prospectus) the later of the expiration of one year after the time of issue of the U.S. Prospectus in connection with the Offering and the completion of the Distribution of such Shares or (with respect to the Canadian Prospectus) the completion of the distribution of such Shares, and if at such time (i) any event shall have occurred as a result of which the Prospectuses as then amended would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectuses (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) are delivered, not false or misleading, (ii) there has been any change in any material fact (which shall include the disclosure of any previously undisclosed material fact) or any misstatement of any material fact contained in the Prospectuses or any supplement or amendment thereto, (iii) there has been discovered any new material fact that would have been required to be disclosed in the Prospectuses or any supplement or amendment thereto had it been discovered prior to the date thereof, or (iv) there has been any change in Canadian Securities Laws or the Act, which is, or may be, of such a nature as to render the Prospectuses or any supplement or amendment thereto misleading or untrue in whole or in part or would result in a misrepresentation (as such term is defined under Canadian Securities Laws) or which change, misstatement or new material fact would reasonably be expected to have a significant effect on the market price or value of the Shares or, if for any other reason it shall be necessary during such same period to amend the U.S. Prospectus or Canadian Prospectus in order to comply with the Act or Canadian Securities Laws, as applicable, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended U.S. Prospectus or Canadian Prospectus (in the English and French languages), as the case may be, or a supplement to the U.S. Prospectus or Canadian Prospectus (in the case of a supplement to the Canadian Prospectus, in the English and French languages), as the case may be, which will correct such statement or omission, reflect such change, disclose such new material fact or effect such compliance, and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time one year or more after the time of issue of the Prospectuses, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended U.S. Prospectus complying with Section 10(a)(3) of the Act;

  (e)
  To promptly (and in any event within any applicable time limitation) comply with all legal requirements under the Act, Canadian Securities Laws, including Section 57 of the Securities Act (Ontario) and the comparable provisions of the other Canadian Securities Laws, and the rules and by-laws of the TSX required as a result of an event described in subsection 5(d) in order to continue to qualify the Distribution of the Shares in each of the Canadian Qualifying Jurisdictions and the offering of the Shares in the United States pursuant to this Agreement and to prepare and file to the satisfaction of the Underwriters any amendment to the Registration Statement, U.S. Prospectus and Canadian Prospectus which, in the opinion of the Underwriters, may be necessary or advisable. In addition to the provisions of subsection 5(d) above, the Company will, in good faith, discuss with the Underwriters any change, event or fact contemplated in subsection 5(d) which is of such a nature that there may be reasonable doubt as to whether notice should be given to the Underwriters under subsection 5(d) and will consult with the Underwriters with respect to the form and content of any such amendment proposed to be filed by the Company, it being understood and agreed that no such amendment will be filed with the Commission or any Canadian Securities Regulatory Authority prior to the review and approval (which approval shall not be unreasonably withheld or delayed) by the Underwriters and their counsel. The Company shall also co-operate in all respects with the Underwriters and their counsel to allow the Underwriters to participate in the preparation of any such amendment and to conduct all due diligence investigations which the Underwriters deem appropriate in order to fulfill their obligations as underwriters and to enable the Underwriters to responsibly execute any certificate related to such supplement or amendment required to be executed by them;

  (f)
  To make generally available to securityholders of the Company as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11 (a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

  (g)
  During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectuses (the "Lock-Up Period"), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Common Stock or any securities that are convertible into or exchangeable or exercisable for, or that represent the right to receive, Common Stock or any such substantially similar securities, without the prior written consent of RBC; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless RBC waives, in writing, such extension;

    Notwithstanding anything in this Agreement to the contrary, the restrictions in this Section 5(g) shall not apply to (i) the issuance and sale of the Shares pursuant to this Agreement, (ii) the issuance by the Company of Common Stock or the grant by the Company of options, warrants or other rights pursuant to employee benefit or stock incentive plans disclosed in the Prospectuses, (iii) the issuance of securities of the Company upon the conversion, exercise or exchange of convertible, exercisable or exchangeable securities existing on the Closing Date or the exercise of stock options, and (iv) the filing of any registration statement on Form S-8 relating to the offering of Common Stock pursuant to employee benefit or stock incentive plans disclosed in the Prospectuses;

  (h)
  To use the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectuses under the caption "Use of Proceeds";

  (i)
  To use the Company's best efforts to list and post for trading, the Shares on the TSX on the Closing Date;

  (j)
  To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

  (k)
  If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by [    •    P.M.,    •     time], on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

  (l)
  The Company will use its best efforts to maintain its status as a "reporting issuer" (or the equivalent thereof) not in default of the requirements of the Canadian Securities Laws of each of the provinces and territories of Canada until the date that is two years following the Closing Date, provided that this covenant shall not prevent the Company from completing any transaction which would result in the Company ceasing to be a "reporting issuer" so long as the holders of Common Stock receive securities of an entity which is listed on a stock exchange in Canada or the holders of the Common Stock have approved the transaction or such transaction has been completed in accordance with applicable securities laws;

  (m)
  the Company will promptly notify the Underwriters in writing if, prior to termination of the distribution of the Shares, there shall occur any material change or change in a material fact (in either case, whether actual, anticipated, contemplated or threatened and other than a change or change in fact relating solely to the Underwriters) or any event or development involving a prospective material change or a change in a material fact or any other material change in any or all of the business, affairs, operations, assets (including information or data relating to the estimated value or book value of assets), liabilities (contingent or otherwise), capital, ownership, control or management of the Company or any of the Subsidiaries which would constitute a material change to, or a change in a material fact concerning the Company and the Subsidiaries on a consolidated basis or any other change which is of such a nature as to result in, or could be considered reasonably likely to result in, a misrepresentation in the Prospectus or any supplementary material, as they exist immediately prior to such change, or could render any of the foregoing, as they exist immediately prior to such change, not in compliance with any of the applicable securities laws;

  (n)
  The Company will promptly notify the Underwriters in writing with full particulars of any such actual, anticipated, contemplated, threatened or prospective change referred to in the preceding paragraph and the Company shall, to the satisfaction of the Underwriters, acting reasonably, provided the Underwriters have taken all action required by them hereunder to permit the Company to do so, file promptly and, in any event, within all applicable time limitation periods, new or amended Prospectuses or a material change report as may be required under the applicable securities laws and shall comply with all other applicable filing and other requirements under the applicable securities laws including any requirements necessary to qualify the distribution of the Shares and shall deliver to the Underwriters as soon as practicable thereafter their reasonable requirements of conformed or commercial copies of any such new or amended Prospectuses. The Company will not file any such new or amended Prospectus or material change report without first obtaining the written approval of the form and content thereof by the Underwriters, which approval shall not be unreasonably withheld or delayed; and

  (o)
  The Company will in good faith discuss with the Underwriters as promptly as possible any circumstance or event which is of such a nature that there is or ought to be consideration given as to whether there may be a material change or change in a material fact or other change described in the preceding two paragraphs.

6.     Representations of the Company in Relation to an Issuer Free Writing Prospectus.

  (a)
  The Company and the Selling Stockholders represent and agree that, without the consent of RBC, it has not made and will not make any offer relating to the Shares that would constitute a "free writing prospectus" as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the consent of the Company and RBC, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus;

  (b)
  The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

  (c)
  The Company agrees that if at any time following the issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement or the Prospectuses or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to RBC and, if requested by RBC, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through RBC expressly for use therein.

7.
Fees and Expenses of the Offering.    The Company covenants and agrees with the Underwriters that the Company will be responsible for all expenses related to the Offering, whether or not it is completed, including, but not limited to: (i) fees and disbursements of the Company's legal counsel; (ii) fees and disbursements of the Underwriters' Canadian and U.S. legal counsel not to exceed $400,000; (iii) fees and disbursement of accountants and auditors; (iv) fees and disbursements of translators; (v) fees and disbursements of other applicable experts as approved by the Company, such approval not to be unreasonably withheld; (vi) expenses related to road-shows and marketing activities; (vii) all expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the U.S. Preliminary Prospectus, the Canadian Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectuses and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters; (viii) all fees and expenses in connection with listing the Shares on the TSX; (ix) all filing fees; (x) the reasonable out-of-pocket expenses of the Underwriters (including their travel expenses in connection with due diligence and marketing activities) and (xi) taxes on all of the foregoing.

8.
Conditions to the Obligations of the Underwriters.    The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of each of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that each of the Company and the Selling Stockholders shall each have performed all of its and their respective obligations hereunder theretofore to be performed, and the following additional conditions:

  (a)
  The U.S. Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all materials required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by    •     P.M., [    •    ] time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the US Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Shares shall have been issued and no proceeding for that purpose shall have been initiated or threatened by any Canadian Securities Regulatory Authority or the TSX; and all requests for additional information on the part of the Commission or any Canadian Securities Regulatory Authority shall have been complied with to your reasonable satisfaction;

  (b)
  The Canadian Prospectus shall have been filed with the Canadian Securities Regulatory Authorities in accordance with Ontario Securities Commission Rule 41-501 — General Prospectus Requirements and the Company shall have obtained a final MRRS decision document issued by the Ontario Securities Commission, in its capacity as principal regulator under MRRS, evidencing that final receipts of the Canadian Securities Regulatory Authorities have been issued in respect of the Canadian Prospectus;

  (c)
  Gowling Lafleur Henderson LLP, counsel for the Company, shall have furnished to the Underwriters and their counsel a written opinion or opinions in the form attached as Annex II(a) hereto, dated such Time of Delivery;

  (d)
  Dorsey & Whitney LLP, U.S. counsel for the Company, shall have furnished to the Underwriters and their counsel their written opinion or opinions in the form attached as Annex II(b) hereto, dated such Time of Delivery;

  (e)
  Dorsey & Whitney LLP, special counsel for the Selling Stockholders, shall have furnished to the Underwriters and their counsel their written opinion or opinions in the form attached as Annex II(c) hereto, dated such Time of Delivery;

  (f)
  On the date of the U.S. Prospectus at a time prior to the execution of this Agreement, on the date of the Canadian Prospectus prior to filing thereof, at     •     a.m., [    •    ] time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to the Underwriters and their counsel a letter or letters, dated the respective dates of delivery hereof, updating the comfort letter delivered pursuant to Section 5(b)(vi) hereof to a date not later than the date of such Closing;

  (g)
  None of the Company or any of the Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectuses any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectuses, and (ii) since the respective dates as of which information is given in the Prospectuses there shall not have been any change in the capital stock or long-term debt of the Company or any material adverse change in the capital stock or long term debt of any of the Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries, taken as a whole, in each case, otherwise than as set forth or contemplated in the Prospectuses, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being Delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectuses;

  (h)
  Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectuses, there shall not have been any change in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses, and the Underwriters shall not have become aware of any undisclosed material adverse information relating to the Company and the Subsidiaries, or other adverse material development, the effect of which, in any case referred to herein, is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectuses;

  (i)
  The Shares to be sold at such Time of Delivery shall have been duly listed for trading on the TSX as of the opening of trading on the date of the Time of Delivery, subject only to compliance with minimum distribution requirements and the Company providing to the TSX certain required routine documentation;

  (j)
  The Company has obtained and delivered to the Underwriters executed copies of a lock-up agreement from each of the persons listed in Schedule III hereto, in form and substance satisfactory to the Underwriters;

  (k)
  The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of Prospectuses on the Business Day next succeeding the date of this Agreement;

  (l)
  No order having the effect of ceasing or suspending the Distribution or Offering shall have been issued or proceedings therefor initiated or threatened by the Commission, any Canadian Securities Regulatory Authority, the TSX or any other stock exchange, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened, and any request on the part of the Commission or any Canadian Securities Regulatory Authority for additional information shall have been complied with to the reasonable satisfaction of the Underwriters;

  (m)
  The Company shall have furnished or caused to be furnished to RBC at such Time of Delivery certificates of officers of the Company addressed to the Underwriters and their counsel, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (m) of this Section 8 and as to such other matters as you may reasonably request;

  (n)
  The Company shall have furnished to RBC certificates dated the Closing Date, signed by appropriate officers of the Company, addressed to the Underwriters and their counsel, with respect to the charter, articles and by-laws of the Company, all resolutions of the stockholders and the board of directors of the Company and other corporate action relating to this Agreement and to the authorization, issue, sale and delivery of the Shares, the grant of the Optional Shares, the incumbency and specimen signatures of signing officers and with respect to such other matters as the Underwriters may reasonably request;

  (o)
  The Company shall have furnished to RBC a certificate of the Company, signed by the Chief Executive Officer and Chief Financial Officer of the Company in their capacities as such and not individually, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectuses and this Agreement and that:

  (i)
  the representations, warranties and covenants of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

  (ii)
  no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such officer's knowledge, threatened;

  (iii)
  no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Shares or any other securities of the Company has been issued or made by any Governmental Authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company threatened by any Governmental Authority; and

  (iv)
  since    •    , 2006, there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses.

  (p)
  Each Selling Stockholder shall have furnished to RBC a certificate, signed by each Selling Stockholder, dated the Closing Date, to the effect that such Selling Stockholder has carefully examined the Registration Statement, the Prospectuses and this Agreement and that the representations, warranties and covenants of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date and that such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

  (q)
  The Underwriters shall have received on the Closing Date such other certificates, statutory declarations, agreements or materials that are customary in public offerings, in form and substance reasonably satisfactory to the Underwriters and their counsel, as the Underwriters and their counsel may reasonably request; and

  (r)
  Gowling Lafleur Henderson LLP, Quebec counsel for the Company, shall have furnished to you such written opinion or opinions, dated such Time of Delivery and addressed to the Underwriters and their counsel, in form and substance satisfactory to you, regarding compliance with all the laws of the Province of Québec relating to the use of the French language in connection with the documents (including the Canadian Prospectus, any amendment or supplement thereto, forms of order and confirmation and certificates representing the Shares) to be delivered to purchasers of the Shares in the Province of Québec.

    If any of the conditions specified in this Section 8 shall not have been fulfilled as and when provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be terminated by RBC at, or at any time prior to, a Time of Delivery, without liability on the part of the Underwriters or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements as provided in Section 9 hereof. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

9.     Indemnification and Contribution.

  (a)
  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses (other than loss of profits) claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, Canadian Securities Laws or any other federal, state or provincial statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the U.S. Preliminary Prospectus, the U.S. Prospectus, the Canadian Preliminary Prospectus, the Canadian Prospectus, or in any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact (except facts relating solely to the Underwriter) required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon or in conformity with written information furnished to the Company by the Underwriter, or on behalf of any Underwriter through RBC or their counsel, specifically for inclusion therein; and provided further that the foregoing indemnity agreement with respect to the Preliminary U.S. Prospectus or Canadian Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, any person controlling such Underwriter or any affiliate of such Underwriter, if a copy of the U.S. Prospectus or Canadian Prospectus (as then amended if the Company shall have furnished any amendments thereto), was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if such U.S. Prospectus or Canadian Prospectus (as so amended or supplemented) was previously furnished to such Underwriter and would have cured the defect giving rise to such losses, claims, damages or liabilities. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

  (b)
  Each of the Selling Stockholders severally and not jointly agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses (other than loss of profits), claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, Canadian Securities Laws or any other federal, state or provincial statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the U.S. Preliminary Prospectus, the U.S. Prospectus, the Canadian Preliminary Prospectus, the Canadian Prospectus, or in any amendment thereof, any Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact (except facts relating solely to the Underwriter) required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such Selling Stockholder will only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon or in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Selling Stockholders may otherwise have.

  (c)
  Each Selling Stockholder severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity will be in addition to any liability which any Selling Stockholder may otherwise have.

  (d)
  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party: (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based on advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by RBC in the case of parties indemnified pursuant to paragraphs (a) and (b) and by the Company in the case of parties indemnified pursuant to paragraph (c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

  (e)
  In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders, severally and not jointly, and the Underwriters, severally and not jointly, agree to contribute to the aggregate losses (other than loss of profits), claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters from the offering of the Shares; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the Underwriting Fee applicable to the Shares purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders, severally and not jointly, and the Underwriters, severally and not jointly, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by a Selling Stockholder shall be deemed to be equal to the total net proceeds from the offering and sale of the Shares (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total Underwriting Fee. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(e) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

  (f)
  The liability of each Selling Stockholder under such Selling Stockholder's representations and warranties contained in Section 2 hereof and under the indemnity and contribution agreements contained in this Section 9 shall be limited to an amount equal to the initial public offering price of the Shares sold by such Selling Stockholder to the Underwriters. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

10.   Liability of the Underwriters.

  (a)
  The obligations of the Underwriters to purchase the Firm Shares in connection with the Offering at the Closing Time shall be several (and not joint or joint and several) and shall be as to the following percentages of the Firm Shares to be purchased at that time:

Name of Underwriter	Liability
RBC Dominion Securities Inc.	50%
TD Securities Inc.	25%
GMP Securities L.P.	17%
Haywood Securities Inc.	8%
  (b)
  If any of the Underwriters fails to purchase its applicable percentage of the aggregate amount of the Firm Shares at the Closing Time, the other Underwriters shall have the right, but shall not be obligated, to purchase the Firm Shares which would otherwise have been purchased by the Underwriter which fails to purchase. If, with respect to the Firm Shares, the non-defaulting Underwriters elect not to exercise such rights to assume the entire obligations of the defaulting Underwriter, then the Company shall have the right to terminate its obligations hereunder without liability except in respect of its indemnity, contribution and expense obligations in respect of the non-defaulting Underwriters. Nothing in this paragraph shall oblige the Company to sell to the Underwriters less than all of the aggregate amount of the Firm Shares or shall relieve an Underwriter in default hereunder from liability to the Company.

11.
Termination.    Each Underwriter is entitled to terminate its obligation to purchase the Shares by written notice to that effect given to the Company at or prior to the Closing Time if:

(a)
any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is instituted, announced or threatened or any order is made by any Governmental Authority in relation to the Company, or there is any change of any Laws, or interpretation or administration thereof, which, in the opinion of any of the Underwriters (or any one of them), operates to prevent or restrict the distribution of the Shares in the United States or in any of the Canadian Qualifying Jurisdictions or would prevent or restrict trading in the Shares of the Company or would reasonably be expected to have a significant adverse effect on the market price, value or marketability of the Shares;

(b)
there occurs any material change, or change in a material fact any other change, event or fact contemplated by Section 5(d) which, in the reasonable opinion of that Underwriters (or any one of them), would be expected to result in the purchasers of a material number of Shares exercising their right under applicable securities laws to withdraw from or rescind their purchase thereof or sue for damages in respect thereof or which would be expected to have a significant adverse effect on the market price or value of the Shares or any of them;

(c)
the state of the financial markets is such that in the reasonable opinion of that Underwriter, the Shares cannot be profitably marketed;

(d)
there should develop, occur or come into effect or existence any event, action, state, condition or occurrence of national or international consequence, acts of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions or any action, law, regulation, inquiry or other occurrence of any nature which, in the opinion of such Underwriter, seriously adversely affects or may seriously adversely affect the Canadian and U.S. financial markets generally or the business, operations or affairs of the Company and its Subsidiaries, taken as a whole, or the market price or value of the Shares; or

(e)
In addition to the foregoing, this Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to the Closing Date, if at any time prior to such time: (i) (x) trading in the shares of Common Stock shall have been suspended by the Commission, any of the Canadian Securities Regulatory Authorities, the TSX, or (y) the TSX shall have been suspended or limited or minimum prices shall have been established on the TSX, (ii) a banking moratorium shall have been declared either by Federal, State or Provincial authorities in the United States or Canada, or a material disruption in commercial banking or securities settlement or clearance services in the United States or Canada, or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by or involving the United States or Canada of a national emergency or war, or (iv) the enactment, publication, decree or other promulgation of any statute, regulation or rule or order of any court or other government authority affecting the business or operations of the Company or its Subsidiaries, or (v) the occurrence of any other calamity or crisis or change in financial, political or economic conditions in the United States, Canada or elsewhere, the effect of which on financial markets is such as to make it, in the sole judgment of RBC, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectuses.

    If this Agreement is properly terminated by any of the Underwriters pursuant to this Section 11, there will be no further liability hereunder on the part of that Underwriter or of the Company to that Underwriter, except in respect of any liability that may have arisen or may later arise under Section 7 and Section 9 of this Agreement. The right of the Underwriters or any of them to terminate their respective obligations under this Agreement or to terminate this Agreement is in addition to all other rights and remedies as they may have in respect of any default, act or failure to act of any of the Company in respect of any of the matters contemplated by this Agreement. A notice of termination given by one Underwriter under this Section 11 will not be binding upon the other Underwriters.

12.
Survival of Representatives and Indemnities.    The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or the Selling Stockholders, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares for a period of two years.

13.
Notices.    In all dealings hereunder, RBC shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by RBC on behalf of the Underwriters.

  All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by courier or facsimile transmission in care of RBC Dominion Securities Inc., Royal Bank Plaza, South Tower, 200 Bay Street, 4th Floor, Toronto, Ontario M5J 2W7, Attention: Shon Wilkie and if to the Company shall be delivered or sent by courier or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:    •    ; and if sent to any Selling Stockholder, will be couriered and confirmed to it at the address set forth in Schedule II hereto.

14.
Successors and Assigns.    This Agreement shall be binding upon, and inure solely to the benefit of, the Company and the Underwriters and, to the extent provided in Section 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

  Any affiliate of any Underwriter which is duly qualified and authorized to sell the Shares in the United States pursuant to the Registration Statement and offers and sells the Shares in the United States or any affiliate of any Underwriter that signs the Canadian Prospectus shall be deemed a third party beneficiary of the representations and warranties of the Company contained in Section 1, the representations and warranties of the Selling Stockholders contained in Section 2, the covenants of the Company contained in Sections 5 and 6, the indemnification and contribution obligations of the Company and the Selling Stockholders contained in Section 9 and the officers' certificates, legal opinions and other documents required to be delivered to the Underwriters pursuant hereto, and each such affiliate shall have the right to enforce such provisions of this Agreement to the same extent as if it were an Underwriter.

15.
Time of the Essence.    Time shall be of the essence of this Agreement

16.
Acknowledgements.    Each of the Company and the Selling Stockholders acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company, the Selling Stockholders and the several Underwriters, (b) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement, and (d) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the Selling Stockholders agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholders, in connection with such transaction or the process leading thereto.

17.
Prior Agreements.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof other than paragraphs 14, 15 and 19 of the executed engagement letter dated May 1, 2006, which shall remain in full force and effect.

18.
Applicable Law.    This Agreement shall be governed by the laws of the State of New York.

19.
Waiver.    Each of the Company and the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.
Currency.    Unless otherwise specified, all dollar amounts in this Agreement, including the symbol "$", are expressed in Canadian dollars.

21.
Counterparts.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

  If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Yours very truly,

RBC DOMINION SECURITIES INC.

By:	Shon Wilkie Director, Global Investment Banking
On behalf of each of the Underwriters

Accepted as of the date hereof:

HOSTOPIA.COM INC.

By:	William Campbell Chief Executive Officer

) )
)
Witness		)	John Nemanic
) )
)
Witness		)	Colin Campbell
) )
)
Witness		)	William Campbell

TELUS Corporation

By:

1555706 Ontario Limited

By:

) )
)
Witness	)	Michael Bayer, on his own behalf and on behalf of those parties, as attorney, listed on Schedule III hereto

QuickLinks

UNDERWRITING AGREEMENT
DEFINITIONS
TERMS AND CONDITIONS